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                        Willkie Farr & Gallagher
                          One Citicorp Center
                          153 East 53rd Street
                        New York, New York 10022


                                             June 27, 1996




Strategic Distribution, Inc.
165 Mason Street
Greenwich, Connecticut  06830


Ladies and Gentlemen:

                  We have acted as counsel to Strategic Distribution, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, by the Company of 650,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), 500,000 of which are issuable upon exercise of stock options granted or to be granted under the Strategic Distribution, Inc. Executive Compensation Plan (the "Executive Compensation Plan") and 150,000 of which are issuable upon exercise of stock options granted or to be granted under the Strategic Distribution, Inc. 1996 Non-Employee Director Stock Plan (the "Director Stock Plan", and together with the Executive Compensation Plan, the "Plans").

                  As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

                  Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans for consideration in excess of $0.10 per share, will be validly issued, fully paid, and nonassessable.


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                  We hereby consent to the inclusion of this opinion as part of the Registration Statement.

                  We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.


                                    Very truly yours,

                                    /s/ Willkie Farr & Gallagher